Exhibit 99.3

FORM OF NOTICE TO INVESTORS

CINEMARK USA, INC.

OFFER TO EXCHANGE UP TO $200,000,000 OF ITS
7.375% SENIOR SUBORDINATED NOTES DUE 2021,
WHICH HAVE BEEN REGISTERED UNDER THE
SECURITIES ACT OF 1933,
AS AMENDED, FOR ANY AND ALL OF ITS OUTSTANDING
7.375% SENIOR SUBORDINATED NOTES DUE 2021,
WHICH WERE ISSUED ON JUNE 3, 2011 IN A TRANSACTION EXEMPT
FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933,
AS AMENDED

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT MIDNIGHT NEW YORK CITY TIME ON          2011 (THE “EXPIRATION DATE”) UNLESS THE EXCHANGE OFFER IS EXTENDED. TENDERS MAY BE WITHDRAWN PRIOR TO MIDNIGHT NEW YORK CITY TIME ON THE EXPIRATION DATE.

To our clients:

Enclosed for your consideration is a Prospectus, dated          , 2011 (as the same may be amended from time to time, the “Prospectus”), and a Letter of Transmittal, dated          , 2011 (the “Letter of Transmittal”), relating to the offer by Cinemark USA, Inc., a Texas corporation (the “Company”), to exchange (the “Exchange Offer”) up to $200,000,000 of its 7.375% Senior Subordinated Notes due 2021 (the “Exchange Notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for an equal principal amount of its 7.375% Senior Subordinated Notes due 2021 (the “Initial Notes”), which were issued in a private offering on June 3, 2011, upon the terms and conditions set forth in the Prospectus and in the Letter of Transmittal. As set forth in the Prospectus, the terms of the Exchange Notes are identical in all material respects to those of the Initial Notes except for transfer restrictions, registration rights and rights to additional interest that do not apply to the Exchange Notes and different administrative terms. The Exchange Offer is subject to certain customary conditions. See “The Exchange Offer — Conditions of the Exchange Offer” in the Prospectus. The Initial Notes may be tendered only in integral multiples of $1,000.

The material is being forwarded to you as the beneficial owner of Initial Notes carried by us for your account or benefit but not registered in your name. An exchange of any Initial Notes may only be made by us as the registered holder and pursuant to your instructions. Therefore, the Company urges beneficial owners of Initial Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such holder promptly if they wish to exchange the Initial Notes in the Exchange Offer.

Accordingly, we request instructions as to whether you wish us to exchange any or all such Initial Notes held by us for your account or benefit, pursuant to the terms and conditions set forth in the Prospectus and Letter of Transmittal. We urge you to read carefully the Prospectus and the Letter of Transmittal before instructing us to exchange your Initial Notes.

Your instructions to us should be forwarded as promptly as possible in order to permit us to exchange Initial Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer expires at midnight, New York City Time, on          , 2011 (the “Expiration Date”), unless extended. Tenders of Initial Notes may be withdrawn at any time prior to midnight, New York City time, on the Expiration Date.

Your attention is directed to the following:

1. The Exchange Offer is for the exchange of $1,000 principal amount of the Exchange Notes for each $1,000 principal amount of Initial Notes. The terms of the Exchange Notes are identical in all material respects to the Initial Notes except that the Exchange Notes will not contain certain transfer restrictions relating to the Initial Notes, will not contain registration rights and will not contain certain provisions relating to an increase in the interest rate under certain circumstances relating to, among other things, the timing of the Exchange Offer.

2. THE EXCHANGE OFFER IS SUBJECT TO CERTAIN CONDITIONS. SEE “THE EXCHANGE OFFER — CONDITIONS OF THE EXCHANGE OFFER” IN THE PROSPECTUS.

3. The Exchange Offer and withdrawal rights will expire at midnight, New York City time, on the Expiration Date, unless extended.

4. The Company has agreed to pay the expenses of the Exchange Offer.

5. Any transfer taxes incident to the transfer of the Initial Notes from the tendering holder to the Company will be paid by the Company, except as provided in the Prospectus and the Letter of Transmittal.

The Exchange Offer is not being made to, nor will exchanges be accepted from or on behalf of, holders of Initial Notes residing in any jurisdiction in which the making of the Exchange Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction.

If you wish to exchange any or all of your Initial Notes held by us for your account or benefit, please so instruct us by completing, executing and returning to us the instruction form that appears below.

THE ACCOMPANYING LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR INFORMATIONAL PURPOSES ONLY AND MAY NOT BE USED BY YOU TO EXCHANGE INITIAL NOTES HELD BY US AND REGISTERED IN OUR NAME FOR YOUR ACCOUNT OR BENEFIT.

INSTRUCTIONS

The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer of Cinemark USA, Inc.

THIS WILL INSTRUCT YOU TO EXCHANGE THE AGGREGATE PRINCIPAL AMOUNT OF INITIAL NOTES INDICATED BELOW (OR, IF NO AGGREGATE PRINCIPAL AMOUNT IS INDICATED BELOW, ALL INITIAL NOTES) HELD BY YOU FOR THE ACCOUNT OR BENEFIT OF THE UNDERSIGNED, PURSUANT TO THE TERMS OF AND CONDITIONS SET FORTH IN THE PROSPECTUS AND THE LETTER OF TRANSMITTAL.

☐	Please TENDER my Initial Notes held by you for the account or benefit of the undersigned. I have identified on a signed schedule attached hereto the principal amount of Initial Notes to be tendered if I wish to tender less than all of my Initial Notes.

☐	Please DO NOT TENDER my Initial Notes held by you for the account of the undersigned.

Signature(s)

Please Print Name(s) Here

Please Type or Print Address

Area Code and Telephone Number

Date

Taxpayer Identification or Social Security Number

My Account Number With You

UNLESS OTHERWISE INDICATED, IT WILL BE ASSUMED THAT ALL OF YOUR INITIAL NOTES ARE
TO BE EXCHANGED.

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